EXHIBIT 21.1

GARMIN LTD.

List of Subsidiaries of Company

(as of December 27, 2025)

Name of Subsidiary	Jurisdiction of Incorporation
AeroData, Inc.	Arizona
Garmin International, Inc.	Kansas
Garmin USA, Inc.	Kansas
Garmin Realty, LLC	Kansas
Garmin Insurance Services LLC	Kansas
Garmin Services, Inc.	Kansas
MYLAPS US, LLC	Kansas
Garmin AT, Inc.	Oregon
Garmin Australasia Pty Ltd	Australia
MYLAPS Asia Pacific Pty Ltd	Australia
Garmin Austria GmbH	Austria
Garmin Austria Holding GmbH	Austria
Garmin Belux NV/SA	Belgium
Garmin Brasil Tecnologias Para Aviação Ltda.	Brazil
Garmin Canada, Inc.	Canada (Alberta)
Garmin Chile Limitada	Chile
Garmin China Co., Ltd.	China
Garmin China Shanghai Co., Ltd.	China
Garmin China Shanghai RHQ Co., Ltd.	China
Garmin China ChengDu Co., Ltd.	China
Garmin China Yangzhou Co., Ltd.	China
MYLAPS Trading (Shanghai) Co., Ltd.	China
Garmin Hrvatska d.o.o.	Croatia
Garmin Czech s.r.o.	Czech Republic
Garmin Nordic Denmark A/S	Denmark
Garmin Danmark Ejendomme ApS	Denmark
MC Holding 2010 ApS	Denmark
Ultimate Sport Service ApS	Denmark
Garmin (Europe) Limited	England
Global Lighting & Vision Systems Ltd	Wales
Lumishore Limited	Wales
Ultimate Sport Service OÜ	Estonia
Garmin Jyväskylä Oy	Finland
Garmin Nordic Finland Oy	Finland
Ultimate Sport Service Oy	Finland
Garmin France SAS	France
2D Debus & Diebold Messsysteme GmbH	Germany
Garmin Deutschland GmbH	Germany
Garmin Deutschland Beteiligungs GmbH	Germany
Garmin Würzburg GmbH	Germany
Garmin India Private Limited	India
Garmin Technologies Private Limited	India
PT Garmin Indonesia Distribution	Indonesia
Garmin Italia S.r.l.	Italy
Garmin Italy Technologies S.r.l.	Italy
Garmin Japan Ltd.	Japan
MYLAPS Japan KK	Japan

Garmin Luxembourg S. à r.l.	Luxembourg
Garmin Luxembourg Holdings S. à r.l.	Luxembourg
Garmin Malaysia Sdn. Bhd.	Malaysia
MYLAPS Asia Sdn. Bhd.	Malaysia
Garmin Comercializadora S. de R.L. de C.V.	Mexico
Garmin Navigation Mexico S. de R.L. de C.V.	Mexico
Garmin Nederland B.V.	Netherlands
MYLAPS B.V.	Netherlands
MYLAPS Experience Lab B.V.	Netherlands
MYLAPS Event Timing B.V.	Netherlands
MYLAPS Research B.V.	Netherlands
Sports Timing Group B.V.	Netherlands
Tacx B.V.	Netherlands
Tacx International B.V.	Netherlands
Garmin New Zealand Limited	New Zealand
Garmin Australasia New Zealand Branch	New Zealand
Garmin Nordic Norway AS	Norway
Garmin Philippines Retail Corp.	Philippines
Garmin Polska sp. z o.o	Poland
Garmin Wroclaw sp. z o.o	Poland
Garmin Cluj SRL	Romania
Garmin, trgovina in servis, d.o.o.	Slovenia
Garmin Africa Holdings (Pty) Limited	South Africa
Garmin Southern Africa (Pty) Ltd.	South Africa
Garmin South Africa Technologies (Pty) Ltd.	South Africa
Garmin Korea Ltd.	South Korea
Garmin Iberia S.A.U.	Spain
Garmin Spain S.L.U.	Spain
Pixel Ingenieria S.L.	Spain
Garmin Singapore Pte. Ltd.	Singapore
Garmin Nordic Sweden AB	Sweden
Garmin Sweden Technologies AB	Sweden
Garmin Switzerland GmbH	Switzerland
Garmin Switzerland Distribution GmbH	Switzerland
Garmin Corporation	Taiwan
Garmin (Thailand) Ltd.	Thailand
Garmin Chonburi (Thailand) Ltd.	Thailand
Garmin Vietnam Ltd.	Vietnam